HENRY SCHEIN
                                  NEWS RELEASE
        Henry Schein, Inc. - 135 Duryea Road - Melville, New York 11747


FOR IMMEDIATE RELEASE


                 HENRY SCHEIN REPORTS FOURTH QUARTER RESULTS
             EPS from continuing operations increases 8% to $0.90,
                        excluding restructuring costs
                        Company revises 2009 guidance


MELVILLE, N.Y. (February 24, 2009) - Henry Schein, Inc. (NASDAQ: HSIC), the largest provider of healthcare products and services to office-based practitioners in the combined North American and European markets, today reported financial results for the quarter and year ended December 27, 2008.
         Net sales for the fourth quarter of 2008 were $1.6 billion, a decrease of 7.5% compared with the fourth quarter of 2007. This consists of a 1.8% decline in local currencies (3.0% decline in internal net sales and 1.2% growth from acquisitions) and a 5.7% decline related to foreign currency exchange (see Exhibit A for details of sales growth). The Company previously announced an initiative of reducing sales of certain lower-margin pharmaceutical products. Excluding sales of those products, internal net sales in local currencies declined 1.1%.
         Income from continuing operations for the fourth quarter of 2008 was $64.2 million, or $0.72 per diluted share. These results include certain restructuring costs (discussed below) of $23.2 million (or $0.18 per diluted share, after-tax) related to the elimination of approximately 300 positions from operations and the closing of several smaller facilities. Excluding the impact of these restructuring costs, income from continuing operations for the quarter was $80.2 million, or $0.90 per diluted share, an increase of 4.5% and 8.4%, respectively, compared with the fourth quarter of 2007 (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP adjusted net income and
EPS). The Company recorded a loss on discontinued operations during the fourth quarter of 2008 of $7.3 million (or $0.08 per diluted share, after-tax) related to the previously announced decision to exit its wholesale ultrasound business.
         "Although internal net sales declined slightly during the fourth quarter, we are pleased to report that excluding restructuring costs, we had solid operating margin expansion and 8% growth in diluted EPS from continuing operations," said Stanley M. Bergman, Chairman and Chief Executive Officer of Henry Schein. "Operating margin for the quarter, excluding restructuring charges, reached 8.1%, which is up 76 basis points compared with the prior year fourth quarter.




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For the year our operating margin, excluding restructuring charges, was 6.9%, which is up 35 basis points and is in line with our stated Company goal for annual operating margin expansion."
         Dental Group sales of $665 million declined 2.4%, consisting of a 0.3% decline in local currencies (all internal) and a 2.1% decline related to foreign currency exchange. The 0.3% internal decline in local currencies consists of a Dental consumable merchandise sales increase of 1.4% and a Dental equipment sales and service revenues decline of 3.6%.
         "Our fourth quarter Dental Group results reflect the current economic environment and uncertainty, particularly impacting overall demand for dental equipment," commented Mr. Bergman.
         Medical Group sales of $349 million declined 12.6%, consisting of a 13.5% decline in internally generated sales and 0.9% growth due to acquisitions. Excluding sales of certain lower-margin pharmaceutical products, noted above, internal Medical Group sales declined approximately 6% and declined approximately 1% when also excluding sales of influenza vaccine. Fourth quarter Medical Group sales growth was negatively impacted by the timing of influenza vaccine sales compared to prior year.
         "During the fourth quarter we sold 3.1 million doses of influenza vaccine. For the year we sold 13.6 million doses, which is at the midpoint of our guidance range," said Mr. Bergman. "We are also pleased with the results from our animal health business. Sales to our veterinary customers represented about 14% of the Medical Group's fourth quarter total sales and were up approximately 4.3%."
         For the quarter, International Group sales of $528 million declined 10.8%, consisting of 2.9% growth in local currencies (0.1% internally generated and 2.8% from acquisitions) and a 13.7% decline related to foreign currency exchange.
         "Results in our International Group reflect a strengthening of the U.S. dollar," added Mr. Bergman. "Yet we are pleased to report solid internal sales growth in most of our major markets, with double-digit internal sales gains in local currencies reported in Australia and New Zealand."
         Technology and Value-Added Services Group sales of $42 million increased 6.5% during the quarter, consisting of 10.9% growth in local currencies (all internally generated) and a 4.4% decline related to foreign currency exchange.
         "During the quarter we saw continued strong growth in financial services as equipment and practice financing transactions posted 10.4% growth, which follows 30% growth reported in the previous quarter. Our electronic services business also was strong during the quarter," stated Mr. Bergman.




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Full Year Results
         For the 2008 full year, net sales of $6.4 billion represent an increase of 8.3% compared with 2007. This increase consists of 7.5% local currency growth (1.3% internally generated and 6.2% from acquisitions) and 0.8% related to foreign currency exchange. Excluding sales of certain lower-margin pharmaceutical products, noted above, internal net sales growth in local currencies was 3.6%.
         Income from continuing operations for 2008 was $251.0 million, or $2.75 per diluted share. Excluding the charge in the third quarter of 2008 related to the Lehman Brothers bankruptcy ($0.03 per diluted share, after-tax) and the fourth quarter restructuring costs, income from continuing operations for 2008 was $270.0 million, or $2.96 per diluted share, reflecting growth of 14.4% and 14.3%, respectively, compared with 2007.

Stock Repurchase Plan
         Henry Schein repurchased 568,410 shares of common stock during the fourth quarter of 2008 for a total purchase price of approximately $28 million. The impact of this share repurchase was immaterial to fourth quarter diluted EPS. During 2008 the Company repurchased 1,621,710 shares of common stock for a total purchase price of approximately $83 million. Approximately $58 million remains authorized for future common stock repurchases.

Restructuring Costs
         In November 2008 Henry Schein announced plans to eliminate approximately 300 positions from its operations around the world and to close several smaller facilities. This initiative is substantially complete. The Company recorded costs associated with this initiative of $23.2 million in the fourth quarter of 2008, and expects to record remaining costs of $1 million to $3 million in the first quarter of 2009. Annual pretax cost savings from this initiative are expected to be approximately $24 million to $27 million and are included in our 2009 EPS guidance.

2009 EPS Guidance
         "We are revising our full-year 2009 financial guidance due to worsening economic conditions, our expectation for continued economic weakness and the strengthening of the U.S. dollar," commented Mr. Bergman. Henry Schein's 2009 financial guidance now is as follows:

     o 2009 diluted EPS is expected to be $3.11 to $3.26, representing growth of 5% to 10% compared with reported 2008 results, excluding charges related to the Lehman Brothers




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         bankruptcy, as well as restructuring costs.  This compares with previous guidance for 2009 diluted EPS of $3.27 to $3.36. The 2009 guidance does not include any restructuring costs expected to be recorded during the year.
     o For the first quarter of 2009, the Company expects diluted EPS to be in the range of flat to growth in the low-single-digit percentages, compared with the first quarter of 2008, excluding restructuring costs expected to be recorded during the quarter, as described above.
     o 2009 diluted EPS guidance is for current continuing operations including completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

Fourth Quarter Conference Call Webcast
         The Company will hold a conference call to discuss fourth quarter financial results today, beginning at 10:00 a.m. Eastern Standard Time. Individual investors are invited to listen to the conference call over the Internet through Henry Schein's Web site at www.henryschein.com. In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein
         Henry Schein, a Fortune 500(R) company and a member of the NASDAQ 100(R) Index, is recognized for its excellent customer service and highly competitive prices. The Company's four business groups - Dental, Medical, International and Technology - serve more than 575,000 customers worldwide, including dental practitioners and laboratories, physician practices and animal health clinics, as well as government and other institutions.
         The Company operates through a centralized and automated distribution network, which provides customers in more than 200 countries with a comprehensive selection of more than 90,000 national and Henry Schein private-brand products in stock, as well as more than 100,000 additional products available as special-order items.
         Henry Schein also offers a wide range of innovative value-added practice solutions for healthcare professionals, such as ArubA(R), the Company's electronic catalog and ordering system. Its leading practice-management software solutions have an active user base of more than 60,000 practices, including DENTRIX(R), Easy Dental(R), Oasis(R) and EXACT(R) for dental practices, MicroMD(R) for physician practices, and AVImark(R) for animal health clinics.




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

         Headquartered in Melville, N.Y., Henry Schein employs over 12,500 people and has operations or affiliates in 23 countries. The Company's net sales reached a record $6.4 billion in 2008. For more information, visit the Henry Schein Web site at www.henryschein.com.

     In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms. A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.
     Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: decreased customer demand and changes in vendor credit terms; disruptions in financial markets; general economic conditions; competitive factors; changes in the healthcare industry; changes in regulatory requirements that affect us; risks associated with our international operations; fluctuations in quarterly earnings; our dependence on third parties for the manufacture and supply of our products; transitional challenges associated with acquisitions, including the failure to achieve anticipated synergies; financial risks associated with acquisitions; regulatory and litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; our dependence upon sales personnel and key customers; our dependence on our senior management; possible increases in the cost of shipping our products or other service issues with our third-party shippers; risks from rapid technological change; risks from potential increases in variable interest rates; possible volatility of the market price of our common stock; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation that affect us. The order in which these factors appear should not be construed to indicate their relative importance or priority.
     We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.



                               (TABLES TO FOLLOW)

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                                  HENRY SCHEIN, INC.
                           CONSOLIDATED STATEMENTS OF INCOME
                         (in thousands, except per share data)


                                                                     Three Months Ended                  Years Ended
                                                                -----------------------------   -----------------------------
                                                                December 27,    December 29,    December 27,    December 29,
                                                                     2008            2007            2008            2007
                                                                -------------   -------------   -------------   -------------
                                                                 (unaudited)     (unaudited)

Net sales ....................................................  $   1,584,653   $   1,712,836   $   6,394,874   $   5,904,416
Cost of sales ................................................      1,116,987       1,229,143       4,510,336       4,187,842
                                                                -------------   -------------   -------------   -------------
       Gross profit ..........................................        467,666         483,693       1,884,538       1,716,574

Operating expenses:
    Selling, general and administrative ......................        339,580         358,251       1,441,695       1,328,635
    Restructuring costs ......................................         23,240             --           23,240             --
                                                                -------------   -------------   -------------   -------------
       Operating income ......................................        104,846         125,442         419,603         387,939
Other income (expense):
    Interest income ..........................................          4,138           3,765          16,355          16,531
    Interest expense .........................................         (6,464)         (6,685)        (29,439)        (24,836)
    Other, net ...............................................           (239)            288          (5,704)          4,630
                                                                -------------   -------------   -------------   -------------
       Income from continuing operations before
        taxes, minority interest and equity in
        earnings (losses) of affiliates ......................        102,281         122,810         400,815         384,264
Income taxes .................................................        (32,832)        (40,237)       (132,924)       (130,603)
Minority interest in net income of subsidiaries ..............         (6,258)         (6,438)        (21,917)        (17,442)
Equity in earnings (losses) of affiliates ....................          1,017             614           5,037             (73)
                                                                -------------   -------------   -------------   -------------
Income from continuing operations ............................         64,208          76,749         251,011         236,146

Discontinued operations:
    Income (loss) from operations of discontinued
      components (including write-down of long-
      lived assets of $8.5 million in 2008 and a
      write-down of long-lived assets of $32.7
      million and a net gain on sale of discontinued
      operations of $1.1 million in 2007) ....................        (11,186)          2,315         (12,146)        (33,441)
    Income tax benefit (expense) .............................          3,889            (795)          4,278          12,468
                                                                -------------   -------------   -------------   -------------
    Income (loss) from discontinued operations ...............         (7,297)          1,520          (7,868)        (20,973)
                                                                -------------   -------------   -------------   -------------
Net income ...................................................  $      56,911   $      78,269   $     243,143   $     215,173
                                                                =============   =============   =============   =============

Earnings from continuing operations per share:
    Basic ....................................................  $        0.72   $        0.86   $        2.82   $        2.67
                                                                =============   =============   =============   =============
    Diluted ..................................................  $        0.72   $        0.83   $        2.75   $        2.59
                                                                =============   =============   =============   =============

Income (loss) from discontinued operations per share:
    Basic ....................................................  $       (0.08)  $        0.02   $       (0.09)  $       (0.24)
                                                                =============   =============   =============   =============
    Diluted ..................................................  $       (0.08)  $        0.02   $       (0.08)  $       (0.23)
                                                                =============   =============   =============   =============

Earnings per share:
    Basic ....................................................  $        0.64   $        0.88   $        2.73   $        2.43
                                                                =============   =============   =============   =============
    Diluted ..................................................  $        0.64   $        0.85   $        2.67   $        2.36
                                                                =============   =============   =============   =============


Weighted-average common shares outstanding:
    Basic ....................................................         88,673          89,082          89,080          88,559
                                                                =============   =============   =============   =============
    Diluted ..................................................         89,405          92,031          91,221          91,163
                                                                =============   =============   =============   =============

Note: The above prior period amounts have been adjusted to reflect the effects of our discontinued operations.

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

                                                HENRY SCHEIN, INC.
                                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands, except share and per share data)


                                                                                       December 27,      December 29,
                                                                                           2008               2007
                                                                                       -------------     -------------

ASSETS
Current assets:
    Cash and cash equivalents ..................................................       $     369,570     $     247,590
    Available-for-sale securities...............................................                 --                997
    Accounts receivable, net of reserves of $42,855 and $41,315 ................             734,027           708,307
    Inventories, net ...........................................................             731,654           666,786
    Deferred income taxes ......................................................              36,974            32,827
    Prepaid expenses and other .................................................             194,047           192,292
                                                                                       -------------     -------------
            Total current assets ...............................................           2,066,272         1,848,799
Property and equipment, net ....................................................             247,835           247,671
Goodwill .......................................................................             922,952           917,194
Other intangibles, net .........................................................             214,093           192,420
Investments and other ..........................................................             148,482           107,900
                                                                                       -------------     -------------
            Total assets .......................................................       $   3,599,634     $   3,313,984
                                                                                       =============     =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable ...........................................................       $     554,773     $     474,009
    Bank credit lines ..........................................................               4,936             8,977
    Current maturities of long-term debt .......................................             156,405            24,319
    Accrued expenses:
       Payroll and related .....................................................             135,523           136,291
       Taxes ...................................................................              69,792            73,278
       Other ...................................................................             262,236           223,765
                                                                                       -------------     -------------
            Total current liabilities ..........................................           1,183,665           940,639
Long-term debt .................................................................             266,646           423,274
Deferred income taxes ...........................................................             91,249            80,260
Other liabilities ..............................................................              58,109            53,906

Minority interest ..............................................................              67,780            35,923
Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.01 par value, 1,000,000 shares authorized,
       none outstanding ........................................................                 --                --
   Common stock, $.01 par value, 240,000,000 shares authorized,
       89,351,849 outstanding on December 27, 2008 and
       89,603,660 outstanding on December 29, 2007 .............................                 894               896
   Additional paid-in capital ..................................................             705,799           673,763
   Retained earnings ...........................................................           1,195,771         1,005,055
   Accumulated other comprehensive income ......................................              29,721           100,268
                                                                                       -------------     -------------
            Total stockholders' equity .........................................           1,932,185         1,779,982
                                                                                       -------------     -------------
            Total liabilities and stockholders' equity .........................       $   3,599,634     $   3,313,984
                                                                                       =============     =============



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

                                                 HENRY SCHEIN, INC.
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                  (in thousands)

                                                                                             Three Months Ended
                                                                                       -----------------------------
                                                                                       December 27,    December 29,
                                                                                           2008            2007
                                                                                       -------------   -------------
                                                                                        (unaudited)     (unaudited)


Cash flows from operating activities:
    Net income .................................................................       $      56,911   $      78,269
     Adjustments to reconcile net income to net cash
      provided by operating activities:
           Gain on sale of discontinued operation, net of tax ..................                 --           (1,602)
           Impairment from write-down of long-lived assets of
                 discontinued operations .......................................               8,484             --
           Depreciation and amortization .......................................              18,944          20,915
           Stock-based compensation expense ....................................               2,369           5,833
           Provision for losses on trade and other accounts receivable .........               2,544             322
           Provision for (benefit from) deferred income taxes ..................              (2,792)          9,326
           Stock issued to 401(k) plan .........................................                 --              --
           Undistributed (earnings) losses of affiliates .......................              (1,017)           (614)
           Minority interest in net income of subsidiaries .....................               6,258           6,438
           Other ...............................................................               2,282          (3,642)
           Changes in operating assets and liabilities, net of acquisitions:
                 Accounts receivable ...........................................              39,917          60,557
                 Inventories ...................................................                (178)         15,995
                 Other current assets ..........................................              14,710         (48,353)
                 Accounts payable and accrued expenses .........................              47,653         (23,158)
                                                                                       -------------   -------------
Net cash provided by operating activities ......................................             196,085         120,286
                                                                                       -------------   -------------
Cash flows from investing activities:
     Purchases of fixed assets .................................................             (12,751)        (23,798)
     Payments for equity investment and business acquisitions,
        net of cash acquired ...................................................            (102,540)        (81,884)
     Cash received from business divestitures ..................................                 --           10,766
     Purchases of available-for-sale securities ................................                 --              --
     Proceeds from sales of available-for-sale securities ......................               4,150          27,750
     Net proceeds from (payments for) foreign exchange forward
        contract settlements ...................................................              32,246         (15,261)
     Other .....................................................................              (3,377)            408
                                                                                       -------------   -------------
Net cash used in investing activities ..........................................             (82,272)        (82,019)
                                                                                       -------------   -------------
Cash flows from financing activities:
     Proceeds from issuance of long-term debt ..................................                 --              --
     Proceeds from (repayments of) bank borrowings .............................              (1,411)          5,766
     Principal payments for long-term debt .....................................              (3,582)         (5,374)
     Proceeds from issuance of stock upon exercise of stock options ............                 608           2,740
     Payments for repurchases of common stock ..................................             (27,843)            --
     Excess tax benefits related to stock-based compensation ...................                 406           1,071
     Other .....................................................................                 902            (471)
                                                                                       -------------   -------------
Net cash provided by (used in) financing activities ............................             (30,920)          3,732
                                                                                       -------------   -------------
Net change in cash and cash equivalents ........................................              82,893          41,999
Effect of exchange rate changes on cash and cash equivalents ...................              (1,687)         (1,867)
Cash and cash equivalents, beginning of period .................................             288,364         207,458
                                                                                       -------------   -------------
Cash and cash equivalents, end of period .......................................       $     369,570   $     247,590
                                                                                       =============   =============


                                                                                                Years Ended
                                                                                       -----------------------------
                                                                                       December 27,    December 29,
                                                                                           2008            2007
                                                                                       -------------   -------------


Cash flows from operating activities:
    Net income .................................................................       $     243,143   $     215,173
     Adjustments to reconcile net income to net cash
      provided by operating activities:
           Gain on sale of discontinued operation, net of tax ..................                 --             (673)
           Impairment from write-down of long-lived assets of
                 discontinued operations .......................................               8,484          32,667
           Depreciation and amortization .......................................              78,127          73,936
           Stock-based compensation expense ....................................              25,429          22,553
           Provision for losses on trade and other accounts receivable .........               6,255           1,384
           Provision for (benefit from) deferred income taxes ..................              (4,083)         (7,404)
           Stock issued to 401(k) plan .........................................               4,662           4,104
           Undistributed (earnings) losses of affiliates .......................              (5,037)             73
           Minority interest in net income of subsidiaries .....................              21,917          17,442
           Other ...............................................................                 150          (6,512)
           Changes in operating assets and liabilities, net of acquisitions:
                 Accounts receivable ...........................................             (26,834)        (21,964)
                 Inventories ...................................................             (68,360)        (15,946)
                 Other current assets ..........................................              11,216         (58,194)
                 Accounts payable and accrued expenses .........................              89,580          13,572
                                                                                       -------------   -------------
Net cash provided by operating activities ......................................             384,649         270,211
                                                                                       -------------   -------------
Cash flows from investing activities:
     Purchases of fixed assets .................................................             (50,870)        (56,821)
     Payments for equity investment and business acquisitions,
        net of cash acquired ...................................................            (128,470)       (206,182)
     Cash received from business divestitures ..................................                 --           15,827
     Purchases of available-for-sale securities ................................             (35,925)       (115,066)
     Proceeds from sales of available-for-sale securities ......................               5,722         163,065
     Net proceeds from (payments for) foreign exchange forward
        contract settlements ...................................................              41,336         (32,241)
     Other .....................................................................                 330         (10,629)
                                                                                       -------------   -------------
Net cash used in investing activities ..........................................            (167,877)       (242,047)
                                                                                       -------------   -------------
Cash flows from financing activities:
     Proceeds from issuance of long-term debt ..................................                 --              483
     Proceeds from (repayments of) bank borrowings .............................              (7,197)          1,212
     Principal payments for long-term debt .....................................             (33,721)        (47,903)
     Proceeds from issuance of stock upon exercise of stock options ............              25,649          35,459
     Payments for repurchases of common stock ..................................             (82,788)        (30,689)
     Excess tax benefits related to stock-based compensation ...................              11,041          12,668
     Other .....................................................................                (954)         (2,350)
                                                                                       -------------   -------------
Net cash provided by (used in) financing activities ............................             (87,970)        (31,120)
                                                                                       -------------   -------------
Net change in cash and cash equivalents ........................................             128,802          (2,956)
Effect of exchange rate changes on cash and cash equivalents ...................              (6,822)          1,899
Cash and cash equivalents, beginning of period .................................             247,590         248,647
                                                                                       -------------   -------------
Cash and cash equivalents, end of period .......................................       $     369,570   $     247,590
                                                                                       =============   =============




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

Exhibit A


                                                 Henry Schein, Inc.
                                                2008 Fourth Quarter
                                             Sales Growth Rate Summary
                                                    (unaudited)


                                               Q4 2008 over Q4 2007
                                               --------------------

                                               Consolidated      Dental         Medical     International    Technology
                                               ------------    -----------    ------------  -------------   ------------

Internal Sales Growth                               -3.0%          -0.3%          -13.5%          0.1%           10.9%

Acquisitions                                         1.2%           0.0%            0.9%          2.8%            0.0%
                                               ------------    -----------    ------------  -------------   ------------
     Local Currency Sales Growth                    -1.8%          -0.3%          -12.6%          2.9%           10.9%

Foreign Currency Exchange                           -5.7%          -2.1%            0.0%        -13.7%           -4.4%
                                               ------------    -----------    ------------  -------------   ------------
     Total Sales Growth                             -7.5%          -2.4%          -12.6%        -10.8%            6.5%
                                               ============    ===========    ============  =============   ============


                                               Q4 YTD 2008 over Q4 YTD 2007
                                               ----------------------------

                                               Consolidated      Dental         Medical     International    Technology
                                               ------------    -----------    ------------  -------------   ------------

Internal Sales Growth                                1.3%           4.0%           -7.8%          4.9%            8.7%

Acquisitions                                         6.2%           0.8%            0.6%         17.9%           16.6%
                                               ------------    -----------    ------------  -------------   ------------
     Local Currency Sales Growth                     7.5%           4.8%           -7.2%         22.8%           25.3%

Foreign Currency Exchange                            0.8%           0.0%            0.0%          2.7%           -1.5%
                                               ------------    -----------    ------------  -------------   ------------
     Total Sales Growth                              8.3%           4.8%           -7.2%         25.5%           23.8%
                                               ============    ===========    ============  =============   ============



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                                                    - more -

Exhibit B

                                                 Henry Schein, Inc.
                                         2008 Fourth Quarter and Full Year
                                         Reconciliation of GAAP results of
                                      continuing operations to non-GAAP results
                                              of continuing operations
                                        (in thousands, except per share data)
                                                    (unaudited)

                                                     Fourth Quarter        %                         Full Year           %
                                                   2008         2007     Growth                  2008         2007     Growth
From Continuing Operations
------------------------------------------------------------------------------------------------------------------------------------
Net Sales                                       $1,584,653   $1,712,836   -7.5%               $6,394,874   $5,904,416   8.3%
Operating Income                                   104,846      125,442  -16.4%                  419,603      387,939   8.2%
Margin                                                6.6%         7.3%     -71 bp                  6.6%         6.6%     -1 bp
Income from Continuing Operations               $   64,208   $   76,749  -16.3%               $  251,011   $  236,146   6.3%
Diluted EPS from Continuing Operations                0.72         0.83  -13.3%                     2.75         2.59   6.2%
Net Income                                          56,911       78,269  -27.3%                  243,143      215,173  13.0%
Diluted EPS                                           0.64         0.85  -24.7%                     2.67         2.36  13.1%
------------------------------------------------------------------------------------------------------------------------------------


Subtract: Non-GAAP Adjustments
Net Sales                                              --           --                               --           --
Operating Income                                $   23,240          --                        $   23,240          --
Income from Continuing Operations                   15,991          --                            19,036          --
Diluted EPS from Continuing Operations                0.18          --                              0.21          --
Net Income                                          15,991          --                            19,036          --
Diluted EPS                                           0.18          --                              0.21          --


Adjusted Results
------------------------------------------------------------------------------------------------------------------------------------
Net Sales                                       $1,584,653   $1,712,836   -7.5%               $6,394,874   $5,904,416   8.3%
Operating Income                                   128,086      125,442    2.1%                  442,843      387,939  14.2%
Margin                                                8.1%         7.3%      76 bp                  6.9%         6.6%     35 bp
Income from Continuing Operations               $   80,199   $   76,749    4.5%               $  270,047   $  236,146  14.4%
Diluted EPS from Continuing Operations                0.90         0.83    8.4%                     2.96         2.59  14.3%
Net Income                                          72,902       78,269   -6.9%                  262,179      215,173  21.8%
Diluted EPS                                           0.82         0.85   -3.5%                     2.87         2.36  21.6%
------------------------------------------------------------------------------------------------------------------------------------


Note:
Above reflects adjusted results from continuing operations excluding restructuring costs of $23,240 ($15,991 after tax) recorded in the fourth quarter and losses of $4,511 ($3,045 after tax) related to the Lehman Brothers bankruptcy recorded in the third quarter. This non-GAAP comparison is being presented in order to provide a more comparable basis for analysis.



CONTACTS: Investors: Steven Paladino
          Executive Vice President and Chief Financial Officer steven.paladino@henryschein.com
          (631) 843-5500

          Media: Susan Vassallo
          Vice President, Corporate Communications susan.vassallo@henryschein.com
          (631) 843-5562

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